United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Cogent, Inc.

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COGENT, INC.

639 North Rosemead Blvd.

Pasadena, CA 91107

(626) 325-9600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 29, 2009

TO THE STOCKHOLDERS OF COGENT, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cogent, Inc., a Delaware corporation (the “Company”), will be held on July 29, 2009 at 8:30 a.m. Pacific Time at the Company’s corporate headquarters, 639 North Rosemead Blvd., Pasadena, California 91107 for the following purposes:

1. To elect four directors to hold office until the Company’s 2010 Annual Meeting of Stockholders and until their successors are elected and duly qualified. The Company’s present Board of Directors has nominated and recommends for election the following persons:

Ming Hsieh

John C. Bolger

John P. Stenbit

Kenneth R. Thornton

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The Board of Directors has fixed the close of business on June 15, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 639 North Rosemead Blvd., Pasadena, California.

Accompanying this Notice is a proxy. Whether or not you expect to be at the Annual Meeting, please complete, sign and date the enclosed proxy and return it promptly. If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

All stockholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors

Ming Hsieh
President and Chief Executive Officer

Pasadena, California

June 18, 2009

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held July 29, 2009

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Cogent, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on July 29, 2009, at 8:30 a.m. Pacific Time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s corporate headquarters, 639 North Rosemead Blvd., Pasadena, CA 91107. Directions to attend the meeting may be found on our website at http://investor.cogentsystems.com. The Company intends to mail this proxy statement and accompanying proxy card on or about June 24, 2009 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of the Company’s stock for their costs of forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

Only holders of record of shares of our common stock at the close of business on June 15, 2009 (the official record date) will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. At the close of business on June 15, 2009 the Company had outstanding and entitled to vote 89,639,939 shares of common stock.

Each holder of record of shares of our common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the Company’s outstanding shares entitled to vote are represented at the meeting, either in person or by proxy. All votes will be tabulated by the inspector of elections appointed for the meeting by the Company’s Board of Directors, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Votes for and against, abstentions and broker non-votes will each be counted for determining the presence of a quorum.

Abstentions and Broker Non-Votes

Abstentions and broker non-votes will not be considered in determining whether director nominees have received the requisite number of affirmative votes. With respect to the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year 2009, abstentions and broker non-votes will have the effect of a vote neither “for” nor “against” such proposals.

Voting and Revocability of Proxies

All valid proxies received before the Annual Meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal.

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Chief Financial Officer of the Company at the Company’s principal executive offices located at 639 North Rosemead Blvd., Pasadena, CA 91107, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 29, 2009

Copies of this proxy statement and our 2008 Annual Report to stockholders are also available online at http://investor.cogentsystems.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of four members. The directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. The nominees for election by the stockholders are Ming Hsieh, John C. Bolger, John P. Stenbit and Kenneth R. Thornton, who are each members of our present Board of Directors.

A plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect directors. If no contrary indication is made, proxies in the accompanying form are to be voted for our Board of Directors’ nominees or, in the event any of such nominees is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who shall be designated by our Board of Directors to fill such vacancy.

Information Regarding Directors

The information set forth below as to the nominees for director has been furnished to us by the nominees:

Nominees for Election to the Board of Directors

Name	Age	Present Position with the Company
Ming Hsieh	53	President, Chief Executive Officer and Chairman of the Board of Directors
John C. Bolger	62	Director
John P. Stenbit	68	Director
Kenneth R. Thornton	67	Director

Ming Hsieh has served as our President, Chief Executive Officer and Chairman of the Board of Directors since founding Cogent in 1990. Mr. Hsieh is responsible for our executive management and his responsibilities include long-range planning and corporate growth, as well as developing and implementing company policies, procedures and philosophy. Prior to founding Cogent, Mr. Hsieh founded and was Vice President of AMAX Technology from 1987 to 1990. Prior to that, Mr. Hsieh was a research and development engineer at International Rectifier from 1985 to 1987. Mr. Hsieh received a B.S.E.E. from University of Southern California in 1983 and an M.S.E.E. from University of Southern California in 1984.

John C. Bolger has served as a director since March 2004. Mr. Bolger is a retired Vice President of Finance and Administration of Cisco Systems, Inc., a manufacturer of computer networking systems. Mr. Bolger is currently a private investor and has served as a director of Wind River Systems, Inc. since 2000 and Mattson Technology, Inc. since 2006, each of which is a public company. Mr. Bolger received a B.A. from the University of Massachusetts in 1969 and an M.B.A. from Harvard University in 1971. He is a Certified Public Accountant.

John P. Stenbit has served as a director since April 2004. Mr. Stenbit participated as a member of Secretary Rumsfeld’s staff in conjunction with the transformation of the entire Department of Defense during his two terms of service from September 1973 to April 1977. Mr. Stenbit served as the Assistant Secretary of Defense Networks and Information Integration (NII), previously known as Command, Control, Communications, and Intelligence (C3I), at the Pentagon from August 2001 to March 2004. Mr. Stenbit also worked at TRW, Inc. from September 1968 to August 1973, and from May 1977 to April 2001, most recently as an executive vice president. Mr. Stenbit has chaired advisory committees for the Administrator of the Federal Aviation Administration, as well as served as a member of advisory committees on information security, strategic systems, telecommunications, submarines, and future warfare defense communications. Mr. Stenbit has served as a director of Viasat, Inc. since 2004 and Loral Space & Communications since 2006, each of which is a public company. Mr. Stenbit also serves as a director of Defense Group, Inc. and Mitre Corp. Mr. Stenbit received a B.S in 1961 and an M.S. in 1962 from the California Institute of Technology and attended the Technische Hogeschool in the Netherlands from 1962 to 1963 and 1965 to 1967.

Kenneth R. Thornton has served as a director since June 2004. Mr. Thornton worked for International Business Machines (IBM) from November 1967 until April 2001 when he retired as General Manager Worldwide Public Sector. Mr. Thornton has served as a director of CyberSource Corporation, a public company, since April 2001, Hire Networks Corporation since November 2001 and Security Storage since November 2004. Mr. Thornton received his B.S. from Barton College in 1964.

Board Committees and Meetings

During the fiscal year ended December 31, 2008, the Board of Directors held four meetings and acted by unanimous written consent two times. The Board of Directors has established three standing committees: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee.

The members of our Audit Committee are John C. Bolger, John P. Stenbit and Kenneth R. Thornton. Mr. Bolger is the chair of our Audit Committee, and the Board of Directors has determined that Mr. Bolger is an Audit Committee financial expert, as defined in the rules of the Securities and Exchange Commission (“SEC”). The Audit Committee oversees, reviews and evaluates our financial statements, accounting and financial reporting processes, internal control functions and the audits of our financial statements. The Audit Committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee held six meetings during the fiscal year ended December 31, 2008. The Board of Directors has determined that all members of the Audit Committee are independent (as independence is defined in the Nasdaq Stock Market qualitative listing standards). The Audit Committee acts pursuant to a written charter.

The members of our Compensation Committee are John C. Bolger, John P. Stenbit and Kenneth R. Thornton. Mr. Thornton is the chair of our Compensation Committee. The Compensation Committee reviews and makes recommendations to our Board of Directors concerning the compensation and benefits of our executive officers, including the Chief Executive Officer, and directors, oversees the administration of our stock option and employee benefits plans, and reviews general policy relating to compensation and benefits. The Compensation Committee may from time to time delegate duties or responsibilities to subcommittees or to one member of the Compensation Committee. The Compensation Committee held four meetings during the fiscal year ended December 31, 2008. The Board of Directors has determined that all members of the Compensation Committee are independent (as independence is defined in the Nasdaq Stock Market qualitative listing standards). The Compensation Committee acts pursuant to a written charter.

The members of our Nominating and Corporate Governance Committee, referred to as the “Nominating Committee,” are John C. Bolger, John P. Stenbit and Kenneth R. Thornton. Mr. Stenbit is the chair of our Nominating Committee. The Nominating Committee identifies prospective candidates to serve on the Board of Directors, recommends nominees for election to the Board of Directors, develops and recommends Board member selection criteria, considers committee member qualification, recommends corporate governance principles to the Board of Directors, and provides oversight in the evaluation of the Board of Directors and each committee. The Nominating Committee held one meeting during the fiscal year ended December 31, 2008. The Board of Directors has determined that all members of the Nominating Committee are independent (as independence is defined in the Nasdaq Stock Market qualitative listing standards). The Nominating Committee acts pursuant to a written charter.

During the fiscal year ended December 31, 2008, each member of the Board of Directors attended 75% or more of the aggregate number of the meetings of the Board of Directors and of the committees on which he or she served, held during the period for which he was a director or committee member, respectively. Each member of the Board of Directors attended the Company’s 2008 Annual Meeting of Stockholders.

Director Nominations

The Nominating Committee evaluates and recommends to the Board of Directors director nominees for each election of directors.

In fulfilling its responsibilities, the Nominating Committee considers the following factors: (i) the appropriate size of the Board of Directors and its committees; (ii) the needs of the Company with respect to the particular talents and experience of its directors; (iii) the knowledge, skills and experience of nominees, including experience in the biometrics industry, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors; (iv) experience with accounting rules and practices; (v) applicable regulatory and securities exchange/association requirements (including the Nasdaq Stock Market qualitative listing standards); and (vi) a balance between the benefit of continuity and the desire for a fresh perspective provided by new members.

The Nominating Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Nominating Committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing factors, there are no stated minimum criteria for director nominees. However, the Nominating Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nominating Committee does, however, recognize that under applicable regulatory requirements at least one member of the Board of Directors must, and believes that it is preferable that more than one member of the Board of Directors should, meet the criteria for an “audit committee financial expert” as defined by SEC rules. The Nominating Committee also believes it appropriate for the Company’s Chief Executive Officer to participate as a member of the Board of Directors.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating Committee and Board of Directors will be polled for suggestions as to individuals meeting the criteria of the Nominating Committee. Research may also be performed to identify qualified individuals. If the Nominating Committee believes that the Board of Directors requires additional candidates for nomination, the Nominating Committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

The Nominating Committee will evaluate any recommendation for director nominee proposed by a stockholder who (i) has continuously held at least 1% of the outstanding shares of the Company’s common stock entitled to vote at the annual meeting of stockholders for at least one year by the date the stockholder makes the recommendation and (ii) undertakes to continue to hold the common stock through the date of the meeting. In order to be evaluated in connection with the Company’s established procedures for evaluating potential director nominees, any recommendation for director nominee submitted by a qualifying stockholder must be received by the Company no later than 120 days prior to the anniversary of the date a proxy statement was mailed to stockholders in connection with the prior year’s annual meeting of stockholders. Any stockholder recommendation for director nominee must be submitted to the Company’s Chief Financial Officer in writing at 639 North Rosemead Blvd., Pasadena, CA 91107 and must contain the following information:

•

a statement by the stockholder that he/she/it is the holder of at least 1% of the outstanding shares of the Company’s common stock and that the stock has been held for at least a year prior to the date of the submission and that the stockholder will continue to hold the shares through the date of the annual meeting of stockholders;

•	the candidate’s name, age, contact information and current principal occupation or employment;

•

a description of the candidate’s qualifications and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed;

•	the candidate’s resume; and

•	three (3) references.

The Nominating Committee will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner, using the criteria stated above.

All directors and director nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating Committee.

Communications with Directors

The Board of Directors has adopted a Stockholders Communications with Directors Policy. The Stockholders Communications with Directors Policy is available at the Company’s website at www.cogentsystems.com. Once on our home page, click on “Investor Relations,” then click on “Corporate Governance” and then click on “Stockholder Communications with Directors Policy.” The policy is on this web page.

Director Attendance at Annual Meetings

The Board of Directors has adopted a Board Member Attendance at Annual Meetings Policy. This policy may be found at www.cogentsystems.com. Once on our home page, click on “Investor Relations,” then click on “Corporate Governance” and then click on “Board Member Attendance at Annual Meetings Policy.” The policy is on this web page.

Code of Ethics

The Board of Directors has adopted a Code of Ethics that applies to all of our employees, officers and directors. The Code of Ethics contains general guidelines for conducting the business of our company consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K.

Corporate Governance Documents

The Company’s corporate governance documents, including the Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter and Code of Ethics, are available, free of charge, on our website at www.cogentsystems.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement. We will also provide copies of these documents, free of charge, to any stockholder upon written request to Investor Relations, Cogent, Inc., 639 North Rosemead Blvd., Pasadena, CA 91107.

Board Member Independence

The Board of Directors has determined that, except for Mr. Hsieh, all of the members of the Board of Directors are “independent” as independence is defined in the Nasdaq Stock Market qualification standards. Mr. Hsieh is not considered independent because he is currently employed by the Company.

Report of the Audit Committee

The audit committee oversees our financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in our annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed with Deloitte & Touche LLP, who are responsible for expressing an opinion on the conformity of these audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the audit committee has discussed with Deloitte & Touche LLP their independence from management and our company, has received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.

The audit committee met with Deloitte & Touche LLP to discuss the overall scope of their audit. The meetings with Deloitte & Touche LLP were held, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, the audit committee has recommended to our board of directors that the audited financial statements be included in our annual report for the year ended December 31, 2008. The audit committee and our board of directors also have recommended the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2009.

This Audit Committee Report is not soliciting material, is not deemed to be filed with the SEC, and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made by us before or after the date hereof, regardless of any general incorporation language in any such filing, except to the extent we specifically incorporate this material by reference into any such filing.

The foregoing report has been furnished by the Audit Committee.

John C. Bolger

John P. Stenbit

Kenneth R. Thornton

Compensation of Directors

Prior to July 24, 2008, each of our non-employee directors was paid $20,000 annually, received $2,000 for attendance at each board meeting and was reimbursed for reasonable expenses incurred in connection with performance of their duties as directors. Additionally, the chairperson of each of the audit committee and the compensation committee received $2,500 and $1,500, respectively, and members of the audit committee and compensation committee (not including chairpersons) received $1,500 and $1,000, respectively, for attendance at each meeting of such committees. On July 24, 2008, our compensation committee and full board of directors approved a revised cash compensation structure for our non-employee directors. Each of our non-employee directors is now paid $30,000 annually and is reimbursed for reasonable expenses incurred in connection with performance of their duties as directors. Additionally, the chairperson of each of the audit committee, the compensation committee and the nominating and corporate governance committee receives an annual payment of $18,000, $10,000 and $5,000, respectively, and members of the audit committee, compensation committee and nominating and corporate governance committee (not including chairpersons) receive annual payments of $10,000, $5,000 and $2,500, respectively.

Upon their election to our board of directors, each of our non-employee directors is granted an initial option to purchase up to 40,000 shares of our common stock at the then fair market value pursuant to the terms of our Amended and Restated 2004 Equity Incentive Plan. In addition, each non-employee director is automatically granted an option to purchase up to 10,000 shares of our common stock if he or she remains on the board of directors on the date of each annual meeting of stockholders (unless he or she joined our board of directors within six months of such meeting).

Director Compensation Table

The following table summarizes compensation that our directors (other than directors who are named executive officers) earned during 2008 for services as members of our board of directors.

Name	Fees earned or paid in cash ($)	Option Awards ($)		Total ($)
John Bolger(1)	$38,750	$48,634	(2)	$87,384
John P. Stenbit(3)	34,000	48,634	(4)	82,634
Kenneth R. Thornton(5)	36,250	48,634	(6)	84,884

(1)	Mr. Bolger held options to purchase 50,000 shares of our common stock at December 31, 2008.
(2)	Mr. Bolger was granted an option to purchase 10,000 shares of our common stock on July 24, 2008. The dollar amount in this column represents the grant date fair value of such option grant computed in accordance with SFAS 123R. The assumptions we used with respect to the valuation of option grants are set forth in Note 5 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008.
(3)	Mr. Stenbit held options to purchase 80,000 shares of our common stock at December 31, 2008.
(4)	Mr. Stenbit was granted an option to purchase 10,000 shares of our common stock on July 24, 2008. The dollar amount in this column represents the grant date fair value of such option grant computed in accordance with SFAS 123R. The assumptions we used with respect to the valuation of option grants are set forth in Note 5 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008.
(5)	Mr. Thornton held options to purchase 80,000 shares of our common stock at December 31, 2008.
(6)	Mr. Thornton was granted an option to purchase 10,000 shares of our common stock on July 24, 2008. The dollar amount in this column represents the grant date fair value of such option grant computed in accordance with SFAS 123R. The assumptions we used with respect to the valuation of option grants are set forth in Note 5 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008.

Our board of directors recommends a vote “FOR” each nominee listed above. Proxies solicited by our board of directors will be so voted unless stockholders specify otherwise on the accompanying proxy card.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of the shares of our common stock as of June 1, 2009, by (i) each person we know to be the beneficial owner of 5% or more of the outstanding shares of our common stock; (ii) each executive officer listed in the Summary Compensation Table; (iii) each of our directors; and (iv) all of our executive officers and directors as a group. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such stockholder. Unless otherwise indicated, the address of the individuals listed below is the address appearing on the cover of this Proxy Statement.

	Shares Beneficially Owned
Name or Group of Beneficial Owners	Number	Percent(1)
Named Executive Officers:
Ming Hsieh	42,819,965	47.8%
Paul Kim	75,000	*
Michael Hollowich(2)	83,663	*
James Jasinski(3)	216,250	*

Directors:
John Bolger(4)	38,000	*
John P. Stenbit(5)	65,000	*
Kenneth R. Thornton(6)	70,000	*

Executive officers and directors as a group(7 persons)(7)	43,367,878	48.4%

*	Represents less than 1%.
(1)	Applicable percentage ownership is based on 89,635,495 shares of our common stock outstanding as of June 1, 2009. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares, subject to the applicable community property laws. Shares of our common stock subject to options currently exercisable, or exercisable within 60 days after June 1, 2009, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.
(2)	Includes 72,413 shares issuable upon the exercise of options that are exercisable within 60 days after June 1, 2009.
(3)	Includes 190,000 shares issuable upon the exercise of options that are exercisable within 60 days after June 1, 2009.
(4)	Includes 35,000 shares issuable upon the exercise of options that are exercisable within 60 days after June 1, 2009.
(5)	Consists of 65,000 shares issuable upon the exercise of options that are exercisable within 60 days after June 1, 2009.
(6)	Includes 65,000 shares issuable upon the exercise of options that are exercisable within 60 days after June 1, 2009.
(7)	Includes an aggregate of 427,413 shares issuable upon the exercise of options granted to our executive officers and directors that are exercisable within 60 days after June 1, 2009.

Equity Compensation Plan Information

Information about our equity compensation plans at December 31, 2008 that were either approved or not approved by our stockholders was as follows:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options(a)	Weighted- Average Exercise Price of Outstanding Options(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))(c)
Equity compensation plans approved by our stockholders(1)	1,433,415	$8.16	2,364,910
Equity compensation plans not approved by our stockholders(2)	—	—	—
Total	1,433,415	$8.16	2,364,910

(1)	Includes our 2000 Stock Option Plan and our 2004 Equity Incentive Plan. However, no future grants may be made under our 2000 Stock Option Plan.
(2)	All of our equity compensation plans were approved by our stockholders.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Our Executive Officers

The following table sets forth information as to persons who serve as our executive officers as of June 1, 2009:

Name	Age	Position(s)
Ming Hsieh	53	President, Chief Executive Officer and Chairman of the Board of Directors
Paul Kim	41	Chief Financial Officer
Michael Hollowich	62	Executive Vice President, Operations
James Jasinski	59	Executive Vice President, Federal and State Systems

For information regarding Mr. Hsieh, see “Proposal 1—Election of Directors.”

Paul Kim has served as our Chief Financial Officer since January 2004. Prior to that, Mr. Kim was the Chief Financial Officer of JNI Corporation, a storage area network technology company, from September 2002 until December 2003. From October 1999 to August 2002, Mr. Kim was Vice President, Finance and Corporate Controller of JNI. Prior to joining JNI, he served as Vice President of Finance and Administration for Datafusion Inc., a privately held software development company, from January 1998 until October 1999. From April 1996 to January 1998, Mr. Kim was the Corporate Controller for Interlink Computer Sciences, Inc., a public enterprise software company. From January 1990 to April 1996, Mr. Kim worked for Coopers and Lybrand L.L.P., leaving as an audit manager. Mr. Kim received a B.A. from the University of California at Berkeley in 1989 and is a Certified Public Accountant.

Michael Hollowich joined Cogent in February 2001. He currently serves as Executive Vice President, Operations. Mr. Hollowich is responsible for internal operations related to new project management and user support, as well as qualification of new business targets and preparation of proposals. Prior to joining us, Mr. Hollowich served at TRW (Northrup Grumman) from April 1969 to February 2001, where he held senior business development and project management positions including project director for the United Kingdom’s National Automated Fingerprint Identification System as well as the project manager for the NASA Spacelab Payload Integration project. While at TRW, Mr. Hollowich worked overseas on projects in the United Kingdom, Germany, Belgium and Denmark. Mr. Hollowich received a B.S. from the University of California at Los Angeles in 1969.

James Jasinski joined Cogent in May 2002. He currently serves as Executive Vice President, Federal and State Systems. Mr. Jasinski is responsible for support of existing clients at the federal and state levels, development of new business opportunities, and establishment of new project offices as needed for the management of new contracts. He also manages our Reston, Virginia, Ohio and London offices. Prior to joining us, Mr. Jasinski was a Vice President for DynCorp Systems and Solutions from December 2000 to May 2002. From May 1978 through December 2000, Mr. Jasinski worked at the Federal Bureau of Investigation. Mr. Jasinski received a JD from Union University, Albany Law School in 1976 and a B.A. from State University of New York at Buffalo in 1973.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis discusses the material elements of the compensation awarded to, earned by, or paid to each of Ming Hsieh, our President and Chief Executive Officer, Paul Kim, our Chief Financial Officer, Michael Hollowich, our Executive Vice President, Operations, and James Jasinski, our Executive Vice President, Federal and State Systems. These individuals are also referred to herein as our “named executive officers.”

Compensation Program Objectives and Philosophy

The compensation committee of our board of directors currently oversees the design and administration of our executive compensation program. The primary objectives of our executive officer compensation program are to:

1.	Provide compensation that is fair in relation to the executive’s experience, responsibilities, performance and tenure with our company, as well as in relation to the compensation provided to other employees;

2.	Attract, motivate and retain talented and dedicated executive officers;

3.	Reward achievement of personal performance objectives and key corporate performance objectives by tying incentive compensation to the achievement of such objectives;

4.	Reward superior individual performance by paying one-time cash and equity bonuses; and

5.	Reinforce business strategies and objectives for enhanced stockholder value.

In order to achieve these objectives, we maintain an executive compensation program with the following elements: base salary, annual cash bonus awards, long-term equity incentives in the form of stock options and restricted stock, other benefits and perquisites (consisting of life and health insurance benefits and a qualified 401(k) savings plan), post-termination severance and acceleration of stock option and restricted stock vesting for certain named executive officers upon termination and/or a change in control.

We generally view the components of our compensation program as related but distinct. Although our compensation committee does review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or offset compensation from other components.

Our compensation committee performs at least annually a review of our compensation program to determine whether we are achieving our objectives. During these reviews our compensation committee takes into account our goal of maintaining internal pay equity, third party compensation surveys and other considerations we deem relevant, such as rewarding extraordinary performance. Also, in February 2007 and February 2009, our compensation committee retained a compensation consulting firm to assist it in evaluating our compensation practices.

Unique Ownership

When determining compensation for our Chief Executive Officer, our compensation committee gives significant consideration to the distinct nature of our ownership, which has existed since prior to our initial public offering in 2004 (the “IPO”) and continues today. Specifically, Mr. Hsieh, our Chief Executive Officer, was our sole stockholder prior to our IPO, continues to hold a significant amount of our common stock and has received substantial liquidity through sales of shares of our common stock since our IPO.

Internal Pay Equity

We have a goal of maintaining internal pay equity, and our compensation committee seeks to make compensation-related decisions that are consistent with this goal. Maintaining internal pay equity means that we seek a reasonable numerical ratio between (i) Mr. Hsieh’s base salary and bonus plan pay-out and that of Mr. Kim, (ii) Mr. Kim’s base salary, bonus plan pay-out and equity incentives and that of Messrs. Hollowich and Jasinski, (iii) Mr. Hollowich’s base salary, bonus plan pay-out and equity incentives and that of Mr. Jasinski, and (iv) Mr. Hollowich’s and Mr. Jasinski’s base salary, bonus plan pay-outs and equity incentives and that of our next tier of employees. We believe adhering to principles of internal pay equity promotes fairness, is economical, motivates our executives and other employees, mitigates market biases and leads to better employee relations and a stronger company. Each year, with the assistance of our Chief Executive Officer, the compensation committee reviews the relationship (and disparity, if any) in compensation to monitor and avoid any unjustified widening of compensation ratios while at the same time distinguishing relative performance levels with appropriate incentives.

Role of Executive Officers in Compensation Decisions

Our compensation committee reviews and approves the compensation paid to our Chief Executive Officer. With regard to the compensation paid to each executive officer other than the Chief Executive Officer, the Chief Executive Officer reviews, on an annual basis, the compensation paid to each such executive officer during the past year and submits to the compensation committee his recommendations regarding the compensation to be paid to such persons during the next year. Our Chief Executive Officer gives heavy weight to internal pay equity and relative contributions to corporate financial performance when making his compensation recommendations to our compensation committee. Following a review of such recommendations, the committee will take any action regarding compensation as it deems appropriate, including approving compensation in an amount the compensation committee deems reasonable.

Management plays a significant role in the compensation-setting process for executive officers, other than the Chief Executive Officer, by:

•	evaluating employee performance;

•	recommending business performance targets and establishing objectives; and

•	recommending salary levels, bonuses and equity-based awards.

Management also prepares meeting information for most compensation committee meetings, and the Chief Executive Officer participates in committee meetings at the compensation committee’s request to provide:

•	background information regarding our strategic objectives;

•	his evaluation of the performance of the executive officers; and

•	compensation recommendations as to executive officers (other than himself).

Base Compensation

We provide our named executive officers and other executives with base salaries that we believe enable us to reward individual performance and contribution to our overall business goals and to hire and retain individuals in a competitive environment. We review base salaries for our named executive officers annually, and changes are generally based on our performance, individual performance and our view of internal pay equity. We also take into account publicly available information about the base compensation that is payable by companies that we believe to be our competitors and by other public companies with which we believe we generally compete for executives. The base salary of our Chief Executive Officer, Mr. Hsieh, is reviewed and recommended by our compensation committee, whose members are all of our independent directors.

In February 2008 the compensation committee reviewed the salaries of our named executive officers and made the following determinations:

Mr. Hsieh. In reviewing Mr. Hsieh’s base salary for 2008, the committee focused on our results of operations for 2007, Mr. Hsieh’s continued ownership of a significant percentage of our company, the liquidity Mr. Hsieh has received through sales of our common stock since our IPO and our view of internal pay equity. Based on these factors, our compensation committee determined that only a modest increase in Mr. Hsieh’s base salary was appropriate at that time.

Mr. Kim. In reviewing Mr. Kim’s base salary for 2008, the compensation committee focused on the recommendation of our Chief Executive Officer, the 13% base salary increase that Mr. Kim was given in 2007 and our goal of maintaining internal pay equity. Based on these factors, as well as the compensation committee’s view that Mr. Kim’s base salary was at a level consistent with that of chief financial officers of the companies with which we compete for executives, our compensation committee determined that only a modest increase in Mr. Kim’s base salary was appropriate at that time.

Messrs. Hollowich and Jasinski. In reviewing the base salaries of Messrs. Hollowich and Jasinski for 2008, the committee focused on the recommendations of our Chief Executive Officer, our goal of maintaining internal pay equity and the liquidity these executive officers had received through sales of shares of our common stock since our IPO. Based on these factors, our compensation committee determined that only modest increases in the base salaries of Messrs. Hollowich and Jasinski were appropriate at that time.

Annual Cash Bonus Awards

We believe a cash-based incentive compensation program is important in order to focus our management on, and reward our executives for, achieving key company and personal objectives. In February 2008, our compensation committee adopted a formal annual cash bonus plan. Under the terms of the bonus plan, the compensation committee establishes performance objectives and annual target bonus amounts for each executive officer. In determining the appropriate level of bonus for each officer the compensation committee considers the recommendation of our Chief Executive Officer (for all named executive officers other than himself), information provided through independent, third-party surveys and other information collected from public sources for similar positions at peer companies, our goal of maintaining internal pay equity, and relative base salary and bonus amounts for each individual.

2008 Bonus Plan

In the first quarter of 2008, the compensation committee worked with senior management to establish the bonus amounts and performance objectives under the bonus plan. For fiscal 2008, each executive officer was eligible to receive a bonus that ranged from 2% to 70% of the individual’s base salary. As described in greater detail below, the performance objectives consisted of company objectives and individual objectives. For each performance objective the committee assigned a relative weighting to provide guidelines for setting actual cash payouts for each executive officer based on a percentage of the individual’s base salary.

The compensation committee retained wide discretion to interpret the terms of the bonus plan, including interpreting and determining whether the performance objectives had been met and the amount of cash bonus that may be paid pursuant to the bonus plan.

For the 2008 bonus plan, our company objectives consisted of achieving at least $120 million in revenue and $43.8 million in adjusted operating income for 2008, expanding our customer base and winning contracts with large customers. Importantly, the compensation committee determined that we had to achieve at least 80% of the revenue and adjusted operating income targets in order for our named executive officers to receive any pay-outs under the 2008 bonus plan. Adjusted operating income is a non-GAAP financial measure we calculated for 2008 by excluding from operating expenses any stock based compensation expense and excluding from income any income from our settlement with Northrop Grumman. For 2008 we achieved $126 million in revenue and $46.8 million in adjusted operating income, or 105% of our revenue target and 107% of our adjusted operating income target.

The following is a discussion of the personal objectives under the 2008 bonus plan for each of our named executive officers, as well as a discussion of the determinations our compensation committee made with respect to pay-outs to our named executive officers under the 2008 bonus plan.

Mr. Hsieh. For the 2008 bonus plan, Mr. Hsieh’s personal performance objectives were closely tied to our company objectives. Specifically, his personal objectives consisted of (i) growing our business, and (ii) advancing strategic alternatives that fuel our growth or bring value to our company. These objectives received equal weighting. After considering our performance against the company objectives and Mr. Hsieh’s performance against his personal objectives, our compensation committee determined that Mr. Hsieh should receive a bonus under the 2008 bonus plan of $200,000. However, Mr. Hsieh declined to accept $100,000 of the bonus and, as a result, he did not and will not receive such declined amount.

Mr. Kim. For the 2008 bonus plan, Mr. Kim’s personal performance objectives consisted of (i) continuing to build a public infrastructure for the company, including Sarbanes-Oxley compliance, (ii) successfully managing our investor relations program, (iii) supporting our vice presidents, (iv) controlling corporate costs, (v) assisting our Chief Executive Officer in evaluating strategic alternatives that fuel our growth or bring value to our company, and (vi) helping manage the risks associated with being a public company. The committee assigned the greatest weight to objective (v), followed by objectives (i) and (ii), which were assigned equal weighting, and objectives (iii) and (iv), which were assigned equal weighting that was lower than objectives (i) and (ii). Objective (vi) received the least weight. After considering our performance against the company objectives and Mr. Kim’s performance against his personal objectives, our compensation committee determined that Mr. Kim should receive a bonus under the 2008 bonus plan of $60,000.

Mr. Hollowich. For the 2008 bonus plan, Mr. Hollowich’s personal performance objectives consisted of (i) supervising our efforts to win contracts with large customers, (ii) supervising our efforts to win contracts with state and local governments, and (iii) helping us expand into foreign jurisdictions. The committee assigned the greatest weight to objective (i), followed by objectives (ii) and (iii). After considering our performance against the company objectives and Mr. Hollowich’s performance against his personal objectives, our compensation committee determined that Mr. Hollowich should receive a bonus under the 2008 bonus plan of $60,000.

Mr. Jasinski. For the 2008 bonus plan, Mr. Jasinski’s personal performance objective consisted of supervising our efforts to win contracts with large customers. After considering our performance against the company objectives and Mr. Jasinski’s performance against his personal objective, our compensation committee determined that Mr. Jasinski should receive a bonus under the 2008 bonus plan of $100,000.

2008 Discretionary Bonuses

The compensation committee may also award discretionary bonuses based on our achievements and the individual’s contributions to those achievements. Based on the contributions Mr. Jasinski made in advancing our projects with the United States Department of Homeland Security (the “DHS”) in 2008, the compensation committee awarded him discretionary bonuses of $50,000 in July 2008 and $100,000 in October 2008.

Equity Compensation

We believe that equity ownership by our executive officers provides important incentives to build stockholder value and align the interests of executive officers with those of our stockholders. The compensation committee develops its equity award determinations based on its judgments as to whether the complete compensation packages provided to our executives, including prior equity awards, are sufficient to retain, motivate and adequately award the executives. This judgment is based in part on information provided by reviewing the equity compensation practices of companies we believe to be our competitors and by other public companies with which we believe we generally compete for executives, as well as on our view of internal pay equity. We do not have any stock ownership guidelines for our executive officers.

We grant equity compensation to our executive officers and other employees under our Amended and Restated 2004 Equity Incentive Plan, or the 2004 Plan. On January 1, 2006, we began accounting for stock-based payments in accordance with the requirements of FASB Statement 123R.

Prior Equity Grants

We granted substantial equity awards, in the form of stock options, to our named executive officers (other than our Chief Executive Officer) prior to our IPO, and these awards fully vested in 2008. In 2007 we issued shares of restricted stock to our named executive officers (other than our Chief Executive Officer) in order to reward them for their performance and to further incentivize them to stay with us for longer periods of time. Generally, 25% of the shares subject to these grants vest on each anniversary of the grant date, with the result that 100% of the shares subject to these grants will be fully vested on the fourth anniversary of the grant date. If the employment of a named executive officer terminates prior to the vesting of some or all of the shares, then the unvested shares will be forfeited back to us; provided that Mr. Kim is entitled to acceleration of vesting in the event of a change in control of our company.

Other than with respect to the one-time restricted stock bonus described below, the compensation committee determined that the objectives of our compensation program were met without granting additional equity awards to our named executive officers in 2008. This determination was largely based on the liquidity resulting from the sale of shares obtained by exercising the pre-IPO stock options and the continued vesting of the 2007 restricted stock awards. Further, as previously discussed, our Chief Executive Officer was our sole stockholder prior to our IPO and continues to control a significant amount of our outstanding capital stock. In light of these circumstances, our compensation committee determined that it was not necessary to grant equity awards to Mr. Hsieh in order to fulfill the objectives of our executive compensation program.

2008 Restricted Stock Bonus

In October 2008 the compensation committee awarded Mr. Jasinski a one-time grant of 15,000 shares of restricted stock as a bonus for his contributions to our projects with the DHS. These shares were issued in November 2008 in connection with the issuance of shares of restricted stock to a group of our employees. The issuance was specifically timed to coincide with a period when individuals are typically not prohibited from selling shares of our common stock under our securities trading policy, with the intent that, upon vesting, individuals could have the ability to sell shares of our stock to satisfy tax liabilities that may arise. 25% of the shares subject to Mr. Jasinski’s bonus grant vest on each anniversary of the grant date, with the result that 100% of the shares subject to this bonus grant will be fully vested on the fourth anniversary of the grant date. If Mr. Jasinski’s employment terminates prior to the vesting of some or all of the shares, then the unvested shares will be forfeited back to us.

Executive Benefits and Perquisites

We provide the opportunity for our named executive officers and other executives to receive certain perquisites and general health and welfare benefits. We also offer participation in our defined contribution 401(k) plan. After one year of service we match employee contributions under our 401(k) plan, up to an amount equal to 3% of an individual’s annual base salary. We provide these benefits to create additional incentives for our executives and to remain competitive in the general marketplace for executive talent.

Change in Control and Severance Benefits

Pursuant to the employment agreement entered in connection with his hiring in January 2004, as well as the agreement governing restricted stock issued in 2007, we provide the opportunity for our Chief Financial Officer to receive additional compensation and benefits in the event of severance or change in control. Our severance and change in control provisions for our Chief Financial Officer are summarized below in “—Employment Agreements” and “—Potential Payments Upon Termination or Change in Control.” Our compensation committee believes that Mr. Kim’s interests are best aligned with the interests of our stockholders, and we will be better able to retain his services, if he has the benefit of severance and change in control arrangements.

Code Section 162(m)

It is our policy generally to qualify compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code. Section 162(m) generally prohibits us from deducting the compensation of officers that exceeds $1,000,000 unless that compensation is based on the achievement of objective performance goals. We believe our 2004 Plan is structured to qualify stock options, restricted share and stock unit awards under such plan as performance-based compensation and to maximize the tax deductibility of such awards. However, we reserve the discretion to pay compensation to our officers that may not be deductible.

2009 Compensation Decisions

In February 2009, our compensation committee approved the following annual base salaries for our named executive officers: (i) $300,000 for Mr. Hsieh, (ii) $268,000 for Mr. Kim, and (iii) $211,000 for each of Messrs. Hollowich and Jasinski. In addition, the committee approved a 2009 cash-based incentive bonus program, pursuant to which each named executive may, based upon the achievement of company and individual performance objectives, receive a bonus that ranges from 2% to 70% of an individual’s base salary.

On April 22, 2009, our compensation committee awarded Mr. Hollowich a $40,000 discretionary bonus for his contributions to our business.

Summary Compensation Table

The following table shows information concerning the annual compensation for services provided to us by our named executive officers during 2008, 2007 and 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Ming Hsieh, Chief Executive Officer	2008 2007 2006	$287,000 273,000 265,226	$	— — —	$	— — —	$	— — —	$100,000 — —	$8,207 8,496 7,294	(3)	$395,207 281,496 272,520

Paul Kim, Chief Financial Officer	2008 2007 2006	262,500 245,333 222,000		— — 50,000		292,384 22,119 —		— 218,838 661,213	60,000 45,000 —	6,634 7,360 6,600	(3)	621,518 538,650 939,813

Michael Hollowich, Executive Vice President, Operations	2008 2007 2006	206,167 196,500 190,534		— — 50,000		43,858 3,818 —		11,559 93,446 224,688	60,000 40,000 —	16,136 17,218 17,039	(4)	337,720 350,482 482,261

James Jasinski, Executive Vice President, Federal and State Systems	2008 2007 2006	203,667 194,950 189,134		150,000 60,000 50,000		48,064 3,818 —		11,559 93,446 239,013	100,000 40,000 —	10,824 11,048 10,610	(5)	524,114 402,762 488,757

(1)	The amounts shown in these columns represent the compensation costs of restricted stock and options for financial reporting purposes pursuant to FAS 123R, assuming for this purpose only no effect of forfeitures. The assumptions we used with respect to the valuation of stock and option grants are set forth in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.
(2)	The amounts in this column reflect the cash awards paid pursuant to our annual cash bonus plan.
(3)	Consists of contributions made by us to our 401(k) plan on behalf of the named individuals.
(4)	Includes (i) $11,323 we paid to Mr. Hollowich in lieu of a health insurance contribution and (ii) $4,813 of contributions made by us to our 401(k) plan on behalf of Mr. Hollowich.
(5)	Includes (i) $4,936 we paid to Mr. Jasinski in lieu of a health insurance contribution and (ii) $5,888 of contributions made by us to our 401(k) plan on behalf of Mr. Jasinski.

Grants of Plan-Based Awards in 2008

The following table provides information with regard to potential cash bonuses paid or payable in 2008 under our performance-based, non-equity incentive plan, and with regard to the shares of restricted stock granted to Mr. Jasinski during 2008.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(2)
		Threshold ($)	Maximum ($)
Ming Hsieh	—	$6,000	$201,000	—	$—

Paul Kim	—	5,000	184,000	—	—

Michael Hollowich	—	4,000	145,000	—	—

James Jasinski	11/15/08	—	—	15,000	133,500
	—	4,000	145,000	—	—

(1)

Amounts shown in these columns are the estimated possible payouts under the 2008 bonus plan based on certain assumptions about the achievement of company and individual performance objectives. The actual amounts paid pursuant to the 2008 bonus plan are reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.” The company and individual performance objectives under the 2008 bonus plan, as well the compensation committee’s pay-out determinations for the 2008 bonus plan, are detailed above under “Compensation Discussion and Analysis—Annual Cash Bonus Awards—2008 Bonus Plan.”

(2)	The amounts shown in this column represent the compensation costs of restricted stock for financial reporting purposes pursuant to FAS 123R, assuming for this purpose only no effect of forfeitures. The assumptions we used with respect to the valuation of stock grants are set forth in Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Outstanding Equity Awards at December 31, 2008

The following table summarizes the number of securities underlying outstanding equity awards for each named executive officer as of December 31, 2008, as well as the number of outstanding unvested shares of restricted stock held by our named executive officers as of December 31, 2008.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)
Ming Hsieh	—	—	$—	—	—	$—

Paul Kim	—	—	—	—	75,000	1,017,750

Michael Hollowich	—	—	—	—	11,250	152,663
	2	—	0.60	3/1/2012	—	—
	8,570	—	1.00	1/1/2014	—	—
	41,505	—	4.50	6/22/2014	—	—
	22,336	—	4.50	6/22/2014	—	—

James Jasinski	—	—	—	—	26,250	356,213
	10,000	—	0.60	5/1/2012	—	—
	40,000	—	0.75	1/1/2013	—	—
	40,000	—	1.00	1/1/2014	—	—
	55,583	—	4.50	6/22/2014	—	—
	44,417	—	4.50	6/22/2014	—	—

(1)	These shares were granted pursuant to our 2004 Plan. 25% of the shares subject to these grants vest on each anniversary of the grant date, with the result that 100% of the shares subject to these grants will be fully vested on the fourth anniversary of the grant date. If the employment of a named executive officer terminates prior to the vesting of some or all of the shares, then the unvested shares will be forfeited back to us; provided that Mr. Kim is entitled to acceleration of vesting in the event of a change in control of our company.
(2)	Determined by multiplying the number of shares by $13.57, the closing price for our common stock on the Nasdaq Global Select Market on December 31, 2008.

Option Exercises and Stock Vested

The following table provides information regarding (i) exercises of stock options by each of our named executive officers during 2008 and (ii) shares of restricted stock held by our named executive officers that vested in 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Ming Hsieh	—	$—	—	$—
Paul Kim	409,965	4,166,390	25,000	336,000
Michael Hollowich	44,900	502,004	3,750	50,400
James Jasinski	—	—	3,750	50,400

(1)	Represents the difference between the exercise price and the fair market value of the common stock on the date of exercise.
(2)	Determined by multiplying the number of shares acquired on vesting by $13.44, the closing price for our common stock on the Nasdaq Global Select Market on November 28, 2008.

Employment Agreements

Employment Agreement with Paul Kim

We entered into an employment agreement with Paul Kim, our Chief Financial Officer, on January 5, 2004. The employment agreement provides for an initial annual base salary of $208,000 and a one-time initial bonus of $20,000. Pursuant to the employment agreement Mr. Kim is also eligible to receive an annual incentive bonus at the discretion of our compensation committee. Compensation for Mr. Kim is subject to normal periodic review by our compensation committee. Mr. Kim’s current annual base salary, as approved by our board of directors, is $268,000 and he is currently eligible to receive an annual bonus of from 2% to 70% of his annual base salary. Mr. Kim is eligible to participate in any and all plans providing general benefits to our employees, subject to the provisions, rules and regulations applicable to each such plan.

Mr. Kim’s employment agreement also provides that he is eligible to participate in our stock incentive plan. In November 2007 Mr. Kim was granted 100,000 shares of restricted common stock. 25% of the restricted shares vest on each anniversary of the grant date, with the result that 100% of the restricted shares will be fully vested on the fourth anniversary of the grant date. In the event of a change of control, all unvested shares will immediately vest.

Mr. Kim’s employment may be terminated at any time, with or without cause, by Mr. Kim or by us. If Mr. Kim terminates his employment as the result of a status event (as defined in the agreement), we will provide payment of salary for the three months following the termination of employment. In addition, Mr. Kim is eligible for severance pay of up to one year of his annual salary if he terminates his employment following a change in control (as defined in the agreement).

For 2008, Mr. Kim’s base salary constituted 42.2% of his total compensation.

Employment Agreement with Michael Hollowich

We entered into an employment agreement with Michael Hollowich, our Executive Vice President, Operations, in February 2001. The employment agreement provides for an initial base salary of $150,000 per year. Compensation for Mr. Hollowich is subject to normal periodic review by our compensation committee. Mr. Hollowich’s current annual base salary, as approved by the board of directors, is $211,000, and he is currently eligible to receive an annual bonus of from 2% to 70% of his annual base salary. Mr. Hollowich is eligible to participate in any and all plans providing general benefits to our employees, subject to the provisions, rules and regulations applicable to each such plan.

Mr. Hollowich’s employment may be terminated at any time, with or without cause and with or without notice, by Mr. Hollowich or us. The employment agreement states that Mr. Hollowich’s employment is of no set duration.

In November 2007, Mr. Hollowich was granted 15,000 shares of restricted common stock. 25% of the restricted shares vest on each anniversary of the grant date, with the result that 100% of the restricted shares will be fully vested on the fourth anniversary of the grant date. For 2008, Mr. Hollowich’s base salary constituted 61.1% of his total compensation.

Employment Agreement with James J. Jasinski

We entered into an employment agreement with James J. Jasinski, our Executive Vice President, Federal and State Systems, in May 2002. The employment agreement provides for an initial base salary of $160,000 per year and a one-time sign-on bonus of $10,000. Compensation for Mr. Jasinski is subject to normal periodic review by our compensation committee. Mr. Jasinski’s current annual base salary, as approved by the board of directors, is $211,000 and he is currently eligible to receive an annual bonus of from 2% to 70% of his annual base salary. Mr. Jasinski is eligible to participate in any and all plans providing general benefits to our employees, subject to the provisions, rules and regulations applicable to each such plan.

Mr. Jasinski’s employment may be terminated at any time, with or without cause and with or without notice, by Mr. Jasinski or us. The employment agreement states that Mr. Jasinski’s employment is of no set duration.

In November 2007, Mr. Jasinski was granted 15,000 shares of restricted common stock. 25% of the restricted shares vest on each anniversary of the grant date, with the result that 100% of the restricted shares will be fully vested on the fourth anniversary of the grant date. In November 2008, Mr. Jasinski was granted 15,000 shares of restricted common stock. 25% of the restricted shares vest on each anniversary of the grant date, with the result that 100% of the restricted shares will be fully vested on the fourth anniversary of the grant date. For 2008, Mr. Jasinski’s base salary and bonus constituted 67.5% of his total compensation.

Potential Payments Upon Termination or Change in Control

Assuming a change in control occurred on December 31, 2008 and Mr. Kim’s employment was terminated, he would have been entitled to change in control benefits totaling an aggregate of $1,280,250. These benefits are detailed below. The compensation committee believes it is important to provide these benefits in order to retain the services of Mr. Kim.

Pursuant to the employment agreement of Mr. Kim, if he terminates his employment following a “Control Event” we are required to provide continued payment of Mr. Kim’s base salary for the twelve months following the termination of employment. Assuming Mr. Kim terminated his employment as of December 31, 2008 following a Control Event, Mr. Kim would be entitled to be paid $262,500 over the twelve month period following such termination in accordance with our regular payroll practices.

Mr. Kim holds shares of restricted stock that would immediately vest in the event of a “Change in Control.” Assuming a Change in Control occurred on December 31, 2008, Mr. Kim would be entitled to accelerated vesting of 75,000 shares of restricted stock with a value of $1,017,750, based on the $13.57 closing price of our common stock on the Nasdaq Global Select Market on December 31, 2008.

For purposes of Mr. Kim’s employment agreement and option agreement, a “Control Event” is (a) a sale of substantially all of our assets to a natural person not currently affiliated, directly or indirectly, with us or to an entity in which at least 50% of the voting power is held by a person or persons who are not shareholders of us immediately prior to the consummation of such transaction (such natural person or entity, a “Non-Affiliate”), (b) a sale or transfer, by us or any of our shareholders, to a Non-Affiliate of shares of capital stock or other securities having at least 50% of our voting power following such sale, or (c) a consolidation, merger or other reorganization involving us in which the surviving corporation, whether or not us, is a Non-Affiliate, in each case in a single transaction or a series of related transactions, other than a public offering of such capital stock pursuant to a registration statement declared effective by the Securities and Exchange Commission.

For purposes of Mr. Kim’s restricted stock agreement, “Change in Control” means the occurrence of any of the following: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of stock of the Company representing more than fifty percent (50%) of the total combined voting power of our then-outstanding voting stock; or (ii) a transaction or series of related transactions in which the stockholders of the Company immediately before the transaction(s) do not retain immediately after the transaction(s) direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of our outstanding voting securities or the entity to which our assets were transferred, as the case may be; or (iii) our liquidation or dissolution.

Compensation Committee Interlocks and Insider Participation

In fiscal 2008, the members of our compensation committee were Messrs. Bolger, Stenbit and Thornton, who are all non-employee directors. None of such committee members (i) was, during fiscal 2008, an officer or employee of us or any of our subsidiaries, or (ii) is formerly an officer of us or any of our subsidiaries. No executive officer of Cogent has served as a member of the board of directors or compensation committee of any entity that has or has had one or more executive officers who served as a member of Cogent’s board of directors or compensation committee during the 2008 fiscal year.

Report of the Compensation Committee

The compensation committee establishes and oversees the design and functioning of our executive compensation program. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Proxy Statement for the 2009 Annual Meeting.

COMPENSATION COMMITTEE

John Bolger

John P. Stenbit

Kenneth R. Thornton

Certain Relationships and Related Transactions

Since January 1, 2008, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $120,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or members of such person’s immediate family had or will have a direct or indirect material interest.

Procedures for Approval of Related Party Transactions

Pursuant to the charter of our audit committee, all transactions between us and any of our directors, executive officers or related parties are subject to review by our audit committee. We maintain entity level controls and procedures that are designed to ensure that all transactions required to be disclosed under paragraph (a) of Item 404 of Regulation S-K are brought to the attention of the audit committee. No such transactions occurred and, as a result, the audit committee did not review any such transactions during fiscal year 2008 to determine whether they were within the scope of paragraph (a) of Item 404.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 and has further directed that the appointment of the independent registered public accounting firm be submitted for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to ratify the appointment of Deloitte & Touche LLP.

The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2007 and 2008 by Deloitte & Touche LLP:

	2007	2008
Audit Fees(1)	$1,176,655	$1,150,922
Audit-Related Fees(2)	134,920	279,197
Tax Fees(3)	395,185	563,683

(1)	“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports.
(2)	“Audit-Related Fees” consist of fees billed for assurance and related services that are reasonably related to the performance of the audit of our consolidated annual financial statements and review of the interim consolidated financial statements in quarterly reports and are not reported under “Audit Fees.”
(3)	“Tax Fees” consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent auditor and management are required to periodically report to the audit committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval. All “Audit-Related Fees” and “Tax Fees” listed in the table above were approved by the audit committee pursuant to its pre-approval policies and procedures.

Our board of directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us and written representations from such reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were met in a timely manner during our most recently completed fiscal year, except that Mr. Jasinski made one late filing with respect to a transaction in November 2008.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our Annual Meeting of Stockholders to be held in 2010 must be received by us no later than February 24, 2010 which is 120 days prior to the first anniversary of the mailing date of this proxy statement, in order to be included in our proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. Under our Bylaws, a stockholder who wishes to make a proposal at the 2010 Annual Meeting of Stockholders without including the proposal in our proxy statement and form of proxy relating to that meeting must notify us no later than February 24, 2010 unless the date of the 2010 Annual Meeting of Stockholders is more than 30 days before or after the one-year anniversary of the 2009 Annual Meeting of Stockholders. If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board of Directors for the 2010 Annual Meeting may exercise discretionary voting power regarding any such proposal.

ANNUAL REPORT

Our Annual Report for the fiscal year ended December 31, 2008 will be mailed to stockholders of record as of June 15, 2009. Our Annual Report does not constitute, and should not be considered, a part of this Proxy.

A copy of our Annual Report on Form 10-K will be furnished without charge upon receipt of a written request of any person who was a beneficial owner of our common stock on June 15, 2009. Requests should be directed to Cogent, Inc., 639 North Rosemead Blvd., Pasadena, CA 91107; Attention: Investor Relations.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

All stockholders are urged to complete, sign, date and return the accompanying proxy in the enclosed envelope.

By Order of the Board of Directors

Ming Hsieh
President and Chief Executive Officer

June 18, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE PROXY MATERIALS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 29, 2009

Copies of the 2009 proxy statement and the 2008 annual report to stockholders are also available online at http://investor.cogentsystems.com.

COGENT, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 29, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ming Hsieh and Paul Kim, or either of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Cogent, Inc. (the “Company”) held of record by the undersigned on June 15, 2009, at the Annual Meeting of Stockholders to be held at the corporate offices of the Company located at 639 North Rosemead Blvd., Pasadena, California, on July 29, 2009, at 8:30 a.m. Pacific Time or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

(Continued and to be signed on the Reverse Side)

The Board of Directors recommends a vote “FOR” the directors listed below and a vote “FOR” Proposal 2.

1.	To elect four (4) directors for a one-year term to expire at the 2010 Annual Meeting of Stockholders. Our present Board of Directors has nominated and recommends for election as director the following persons:	☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY for all nominees	☐ FOR ALL EXCEPT (see instructions below)
• Ming Hsieh
• John C. Bolger
• John P. Stenbit
• Kenneth R. Thornton.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the “FOR ALL EXCEPT” box and write the name(s) of such nominee(s) on the space provided below.)

EXCEPTIONS

2.	To ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	In their discretion, the Proxies, identified on the front of this card, are authorized to vote upon such other business as may property come before the Annual Meeting.

Dated: , 2009

Signature

Signature

Title(s)

Note: Please sign your name exactly as it appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.